                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements on Form S-3 (File No. 333-44743) and Form S-8 (File Nos. 33-30381, 33-30382, 33-
35363, 33-41312, 33-63346, 33-63512, 33-79458, 333-09885 and 333-14347) of our
reports dated December 6, 1995, on our audit of the consolidated statements of operations, stockholders' equity and cash flows and the financial statement schedule of Consilium, Inc. and subsidiaries as of October 31, 1995 and for the year then ended, which reports are included in this Annual Report on Form 10-K.


                                            COOPERS & LYBRAND L.L.P.



San Jose, California
January 28, 1998